UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1 Amendment 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XUNNA INFORMATION TECHNOLOGY INC
(Name of Small Business Issuer in its charter)

NEVADA	7373	45-0963567
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer ID No.)

2 Fufeng Rd
Xinghuo Sci-Tech Building, Floor 26
Fengtai District, Beijing, PRC
Tel: 011 86 10 63710499
Xunna@xunna.com
(Address and telephone number of principal executive offices)

(Name, address and telephone number of agent for service)
Copies to:
How2gopublic.com
18124 Wedge Pkwy, Ste 1050
Reno, NV 89511
775-851-7397 or 775-201 8331 fax
e-mail: jsmith@howtogopublic.net

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large Accelerated Filer ☐ Accelerated Filer ☐ Non-Accelerated Filer ☐ Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, par value $.001 per share	680,000	$0.01	$6,800	$.79

(1)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was arbitrarily set. The selling stockholders may sell shares of our common stock at a fixed price of $0.01 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
Subject To Completion: Dated ______, 2011
XUNNA INFORMATION TECHNOLOGY INC.
680,000 Shares of Common Stock

This prospectus relates to the resale by certain selling security holders of Xunna Information Technology Inc. of up to 680,000 shares of common stock held by selling security holders of Xunna Information Technology Inc. (“Company”, “Xunna Information Technology” or “us”). We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

The selling security holders will be offering our shares of common stock at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE OFFERING

This prospectus covers the resale by the selling shareholders named in this prospectus of 680,000 shares of our common stock. The offered shares were acquired by the selling shareholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933.

The selling shareholders will sell their shares of our common stock at a fixed price of $ 0.01 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange.

Securities Being Offered:	680,000 Shares of common stock, $.001 par value, at a price of $0.01 per share held by 34 selling shareholders for which the Company will receive no financial benefit.

Offering Price per Share:	$0.01

Offering Period:	The shares are being offered for a period not to exceed 180 days

Net Proceeds to Our Company:	We will not receive proceeds from the sale of the 680,000 common shares offered by our selling shareholders.

Use of Proceeds:	No proceeds to the Company

Number of Shares Outstanding
Before the Offering:	13,000,000

Number of Shares Outstanding
After the Offering:	13,000,000

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 7 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is _______________________ 2011

This offering involves a high degree of risk; see "Risk Factors" beginning on page 7 to read about factors you should consider before buying shares of the common stock.

XUNNA INFORMATION TECHNOLOGY INC. is a development stage company and currently has no operations. There is a high degree of risk involved with any investment in the shares offered herein. You should only purchase shares if you can afford a loss of your entire investment. Our independent auditor has issued an audit opinion for XUNNA INFORMATION TECHNOLOGY INC. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. As of the date of this prospectus, our stock is presently not traded on any market or securities exchange. Further, there is no assurance that a trading market for our securities will ever develop.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Page
FORWARD-LOOKING STATEMENTS	6
SUMMARY INFORMATION	6
RISK FACTORS AND UNCERTAINTIES	7
USE OF PROCEEDS	17
DETERMINATION OF OFFERING PRICE	17
DILUTION	17
PLAN OF DISTRIBUTION	18
DESCRIPTION OF SECURITIES TO BE REGISTERED	17
INTEREST OF NAMED EXPERTS AND COUNSEL	22
DESCRIPTION OF THE BUSINESS	22
DESCRIPTION OF PROPERTY	27
LEGAL PROCEEDINGS	27
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	29
FINANCIAL STATEMENTS	F-
MANAGEMENT’S DISCUSSION AND ANALYSIS	29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	31
DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS	31
EXECUTIVE COMPENSATION	32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	34
CORPORATE GOVERNANCE	34
THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	34
TRANSFER AGENT AND REGISTRAR	34
LEGAL MATTERS	34
WHERE YOU CAN FIND MORE INFORMATION	35
PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	II-1
INDEMNIFICATION OF DIRECTORS AND OFFICERS	II-1
RECENT SALES OF UNREGISTERED SECURITIES	II-1
EXHIBITS	II-1
UNDERTAKINGS	II-2
SIGNATURES	II-4

FORWARD-LOOKING STATEMENTS

This prospectus and the exhibits attached hereto contain “forward-looking statements”. Such forward-looking statements concern the Company’s anticipated results and developments in the Company’s operations in future periods, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements.

Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Risk Factors and Uncertainties”, “Description of the Business” and “Management’s Discussion and Analysis” of this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs.

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the “Risk Factors and Uncertainties” section and our consolidated financial statements and the related notes before deciding to invest in shares of our common stock.

SUMMARY INFORMATION
Company History

Unless otherwise indicated, any reference to Xunna or as “we”, “us”, or “our” refers to XUNNA INFORMATION TECHNOLOGY INC. XUNNA INFORMATION TECHNOLOGY INC. is a development stage company that was incorporated on March 22, 2011, under the laws of the State of Nevada. Our fiscal year end is June 30. The principal offices are located:

2 Fufeng Rd
Xinghuo Sci-Tech Building, Floor 26
Fengtai District, Beijing, PRC
Tel: 011 86 10 63710499
Xunna@xunna.com

Since becoming incorporated, Xunna has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Xunna has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

We plan to provide small-size enterprises with Internet building services, including website development and design, market analysis and general commercial services such as business planning and accounting support for start-up Internet companies. The future of our company depends on our ability to market the services, which require detailed planning of the services we offer so that it satisfies customer demands without causing unnecessary cost and expenses. Our operating performance is also affected by our ability of adjusting price to promote newly introduced services or to be more competitive.

As of September 30 , 2011,  Xunna has raised $40,000 through the sale of common stock. This sale was a purchase of 4,000,000 common shares @ $.01

As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of Xunna filed with this prospectus.

Management

Currently, Xunna has one Officer and Director, Xiangying Meng Our sole Director and Officer has assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the business plan. Other than our sole Officers/Director, there are no full time employees at the present time.

Summary of Financial Data

Statement of Operations
(Unaudited)

	For the Three Months	Cumulative
	Ended	Since inception at
	September 30, 2011	March 22, 2011

Revenue	$-	$-

Operating expenses
General and administrative expenses	2,385	17,800
Total operating expenses	2,385	17,800

Loss from operations	(2,385)	(17,800)

Loss before income taxes	(2,385)	(17,800)

Provision for income taxes	-	-

Net loss	$(2,385)	$(17,800)

Balance Sheet

	September 30, 2011	June 30, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,700	$27,445
Due from unrelated party	20,000	-

Total current assets	22,700	27,445

Total Assets	$22,700	$27,445

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$500	$2,860

Total current liabilities	500	2,860

Total liabilities	$500	$2,860

RISK FACTORS AND UNCERTAINTIES

An investment in a development stage enterprise with no history of operations such as ours involves an unusually high amount of risk, unknown and known, present and potential, including, but not limited to the risks enumerated below.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Estimates of projected business operations and/ or plans are forward-looking statements inherently subject to error. Unforeseen events and uncontrollable factors can have significant adverse or positive impacts on the estimates.

RISKS RELATED TO OUR BUSINESS

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and development of our business plan. We have not generated any revenue from operations to date.

At September 30, 2011, we had cash on hand of $2,700 . Additional funding will be needed for business development, general administrative expenses and marketing costs. We plan to provide small-size enterprises with Internet building services, including website development and design, market analysis and general commercial services such as business planning and accounting support for start-up Internet companies. The future of our company depends on our ability to market the services, which require detailed planning of the services we offer so that it satisfies customer demands without causing unnecessary cost and expenses. Our operating performance is also affected by our ability of adjusting price to promote newly introduced services or to be more competitive.

In order to expand our business operations, we will need additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of shares of common stock or advances from our directors and officers.

Because we have nominal assets and no significant revenue, we are considered a "shell company" and will be subject to more stringent reporting requirements.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company"; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144. Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES OR PROFIT TO DATE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

We were incorporated in Nevada on March 22, 2011. We have not started our proposed business operations or realized any revenues and we have been involved primarily in organizational activities. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by marketing and developing Internet building services. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations.

Going Concern Opinion Provided by our Auditors

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. If the Company is unable to obtain revenue producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Risks Related to Doing Business in China

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

All of our potential customers will be in the PRC, under the jurisdiction of the PRC government. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over industries that allow foreign companies or investors to enter or changes in tax regulations such as tax regulations on resident office of foreign enterprise in China or foreign legal entities that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

Uncertainties with respect to the Chinese legal system could have a material adverse effect on us.

We shall conduct substantially all of our business in China. We will be generally subject to laws and regulations applicable to resident office of foreign enterprise or foreign company in China. China's legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, Chinese legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and China's legal system continues to rapidly evolve.  For example, foreign enterprise may obtain privilege treatment on income tax before but now have to be treated as the same as domestic companies in China. The interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

New labor laws in the PRC may adversely affect our future results of operations.

On January 1, 2008, the PRC government promulgated the Labor Contract Law of the PRC, or the New Labor Contract Law. The New Labor Contract Law imposes greater liabilities on employers and significantly impacts the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations to be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost effective manner, thus materially and adversely affecting our financial condition and results of operations.

Foreign investment in the PRC will be affected mainly by the revision of Catalogue for the Guidance of Foreign Investment Industries, the change of Foreign Investment Enterprise laws, and the change of tax laws and regulations in connection with foreign investment.  Specifically for Xunna, if Catalogue for the Guidance of Foreign Investment Industries put website design and building service in the category of limitation or prohibition, Xunna will have to obtain applicable approvals; if resident office is cancelled as a kind of organization form to be chosen by foreign company to do business in the PRC, Xunna has to obtain another legal organization form to do business in the PRC; if tax laws and regulations impose higher tax on foreign company or investor, Xunna will reduce its profitability or even lose money so as to retreat from the PRC.

Governmental control of currency conversion may affect the value of your investment.

The Chinese government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We will receive substantially all of our revenues in RMB. Shortages in the availability of foreign currency may restrict our ability to convert RMB into US dollars when clients in China pay us with RMB for the services we provide.  Under existing Chinese foreign exchange regulations, payments of current account items, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from China State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The Chinese government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our stockholders.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Our revenues and costs will mostly be denominated in RMB. Any significant fluctuation in the value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our stock in U.S. dollar. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollar into RMB for such purposes.

Changes in China’s political or economic situation could harm us and our future operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our future operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy, and weak corporate governance traditions and a lack of flexible currency exchange policy continue to persist. As a result of these differences, our future business could be affected.

We may be unable to enforce our rights due to policies regarding the regulation of foreign investments in China, which could reduce our ability to compete and our revenues.

The PRC's legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States.  The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter.  China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published.  Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our business objectives.  If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be materially and negatively affected and our future revenues could be reduced.

IF WE FAIL TO FINALIZE THE DEVELOPMENT OF OUR PROPOSED INTERNET BUILDING SERVICES, WE WOULD HAVE TO CEASE OPERATIONS.

We have not begun the development of our proposed construction software to date. If we are unable to raise sufficient proceeds for the development of the software then we would likely be forced to cease operations. If we cease or suspend our business operations any investment made into the company would likely be lost in its entirety.

IF XIANGYING MENG, OUR SOLE OFFICER SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER. THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT

We depend on the services of our sole officer and director, Xiangying Meng, for the future success of our business. The loss of the services of Xiangying Meng could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Xiangying Meng and we do not have a contract for his services.

IT MAY BE DIFFICULT TO ENFORCE JUDGMENTS OR BRING ACTIONS OUTSIDE THE UNITED STATES AGAINST US OR XIANGYING MENG

The primary assets of the Company are located outside of the United States. As a result, it may be difficult or impossible for you to (i) enforce in courts outside the United States judgments obtained in the United States courts based upon the civil liability provisions of the United States federal securities laws against these persons and us; or (ii) bring in courts outside the United States an original action to enforce liabilities based upon United States federal securities laws against us or Mr. Xiangying Meng as he resides outside the United States.  These limitations do not apply exclusively to lawsuits based on federal securities laws.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S CEO WILL CONTROL NOT LESS THAN 69.2% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK

Presently, the Company’s CEO beneficially own 9,000,000 (69.2%) shares of the outstanding common stock of the Company. Because of such ownership, investors in this offering will have limited control over matters requiring approval by its shareholders, including the election of directors. Such concentrated control may also make it difficult for the stockholders to receive a premium for their shares in the event the Company enters into transactions which require stockholder approval. In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire control of the Company. For example, Nevada law provides that a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders. Since the CEO owns a controlling interest of the Company he would also be able to determine his own compensation.

ALL OF THE ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF THE COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 13,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided the company is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock (in our case 130,000 shares) or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. The Company currently has one shareholder who owns 9,000,000 restricted shares or 69.2% of the outstanding common stock. When these shares become unrestricted and available for sale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company common stock in any market that might develop.

THE COMPANY’S SOLE OFFICER WILL NOT BE DEVOTING A MAJORITY OF HIS TIME TO THE DEVELOPMENT OF THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Xiangying Meng, our sole officer, has other business interests that could take the majority of his time, which may create conflicts of interests that would materially harm the Company. The Company is entirely dependent upon the efforts of its officer. If he is unable to devote at least 25 hours of his time to the development of the Company it would have a significant impact on the development of our business and may result in our Company to fail. Presently Mr. Meng is devoting 25-30 hours per week developing his business plan.

BECAUSE OUR SOLE OFFICER HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT FOR PUBLIC COMPANIES, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only one officer who has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. Xiangying Meng has no formal training in financial accounting matters of public companies. he has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

WE MAY HAVE DIFFICULTY ATTRACTING AND RETAINING SKILLED PERSONNEL. OUR FAILURE TO DO SO COULD CAUSE US TO GO OUT OF BUSINESS.

Our future success will depend in large part on our ability to attract and retain highly skilled management, sales, marketing, and finance and product development personnel. Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel. Failure to attract and retain such personnel could have a material adverse effect on our operations and financial condition or cause us to go out of business.

WE WILL NEED SIGNIFICANT CAPITAL REQUIREMENTS TO CARRY OUT OUR BUSINESS PLAN, AND WE WILL NOT BE ABLE TO FURTHER IMPLEMENT OUR BUSINESS STRATEGY UNLESS SUFFICIENT FUNDS ARE RAISED, WHICH COULD CAUSE US TO DISCONTINUE OUR OPERATIONS RESULTING IN A COMPLETE LOSS OF ANY INVESTMENT MADE INTO THE COMPANY.

We will require significant expenditures of capital in order to acquire and develop our planned operations. We estimate that we will require $75,000 to carry out our operations for the next 12 months. As of September 30, 2011, we had approximately $2,700 in cash assets. We plan to obtain the necessary funds through an equity offering. We may not be able to raise sufficient amounts from our planned source. In addition, if we drastically underestimate the total amount needed to fully implement our business plan, our ability to continue our business will be adversely affected.

Our ability to obtain additional financing is subject to a number of factors, including market conditions, investor acceptance of our business plan, and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are unable to raise additional financing, we will have to significantly reduce our spending, delay or cancel planned activities or substantially change our current corporate structure. In such an event, we intend to implement expense reduction plans in a timely manner. However, these actions would have material adverse effects on our business, revenues, operating results, and prospects, resulting in a possible failure of our business.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY, OUR INABILITY TO SUCCESSFULLY OPERATE AS A PUBLIC COMPANY COULD CAUSE YOU TO LOSE YOUR ENTIRE INVESTMENT.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment.

RISKS RELATED TO OUR INDUSTRY

WE ARE SUSCEPTIBLE TO UNDETECTED SOFTWARE ERRORS, OR “BUGS”, THAT COULD REDUCE REVENUE, MARKET SHARE, AND DEMAND FOR OUR PRODUCTS AND CAUSE OUR BUSINESS TO FAIL.

Product performance problems could result in lost or delayed revenue, loss of market share, failure to achieve market acceptance, diversion of development resources or injury to our reputation, any of which could have a material adverse effect on our business and financial performance. Software products such as we might use may contain undetected errors, or bugs, which result in product failures or poor product performance. Our products may be particularly susceptible to bugs or performance degradation because of the emerging nature of Web-based technologies and the stress that may be placed on our products by the full deployment of our products to users. If these problems occur our business may fail.

RISKS RELATED TO OUR OFFERING

BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST THE COMPANY.

We currently have only one officer and one director. Our sole officer and director is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes-Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause the Company to be subject to sanctions and fines by the Securities Exchange.

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN SHAREHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders.

This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares.

THERE IS CURRENTLY NO MARKET FOR XUNNA ’S COMMON STOCK, BUT IF A MARKET FOR OUR COMMON STOCK DOES DEVELOP, OUR STOCK PRICE MAY BE VOLITAL.

There is currently no market for Xunna’ s common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of Xunna’ s common stock will be subject to wide fluctuations in response to several factors including:

•	The ability to complete the development of Xunna ’s business plan;
•	The market price of Xunna ’s products and services; and
•	The ability to hire and retain competent personal in the future.

WHILE XUNNA EXPECTS TO APPLY FOR LISTING ON THE OTC BULLETIN BOARD (OTCBB), WE MAY NOT BE APPROVED, AND EVEN IF APPROVED, WE MAY NOT BE APPROVED FOR TRADING ON THE OTCBB; THEREFORE SHAREHOLDERS MAY NOT HAVE A MARKET TO SELL THEIR SHARES, NEITHER IN THE NEAR TERM OR LONG TERM.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. Quotation of our common stock on the OTCBB depends upon a market maker submitting an application on behalf of the Company. We currently have no market maker whom has indicated they will submit this application and there can be no assurance that a market maker will do so in the future. Based upon the fact we are a development stage Company and there is currently no market whatsoever for our common stock the likelihood of a market maker submitting an application for the quotation of our common stock is minimal. Even if an application is submitted on our behalf, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB. If we do not meet the requirements of the OTCBB, there would be no market for shareholders to sell their stock and any investment made would be lost.

XUNNA HAS LIMITED FINAINCIAL RESOURCES AT PRESENT AND WE WILL INCUR ADDITIONAL COSTS AS A THE RESULT OF BECOMING A PUBLIC COMPANY, OUR CASH NEEDS WILL INCREASE AND OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN WILL BE IMPACTED.

Xunna has limited financial resources at present; as of September 30, it had $2,700 of cash on hand. Upon the effectiveness of our Registration Statement, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time. We believe that, as a public company, our ongoing filings with the SEC will benefit shareholders in the form of greater transparency regarding our business activities and results of operations. In becoming a public company, however, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations. We expect that, during our first year of operations, we will incur costs for professional fees in the approximate amount of $12,000. These costs will increase our cash needs and may hinder or delay our ability to develop our proposed business plan.

THE COMPANY WILL BE SUBJECT TO THE 15(D) REPORTING REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934 WHICH DOES NOT REQUIRE A COMPANY TO BE FULLY REPORTING UPON THE EFFECTIVE DATE OF THIS S-1 REGISTRATION

The Company will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934 upon the effective date of this S-1 Registration . The Company will be required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. Accordingly, asa Section 15(d) reporting company, we will not be subject to the proxy rules, the Section 16 short-swing profit provisions, or the Williams Act.

BECAUSE OUR SECURITIES ARE SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE DIFFICULTY SELLING YOUR SHARES.

Our shares are penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock from the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares of our common stock at a fixed price of $0.01 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.01 has been arbitrarily determined. We intend to apply to the OTC Bulletin Board through a market maker for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

DESCRIPTION OF SECURITIES

General

The authorized capital stock consists of 85,000,000 shares with a par value of $0.001 per share consisting of 75,000,000 common shares and 10,000,000 preferred shares.

Common Stock

As of December 5 , 2011, there are 13,000,000 shares of common stock issued and outstanding, 9,000,000 shares are held by our Officer / Director, Xiangying Meng.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of Xunna’s capital stock issued and outstanding and entitled to vote represented in person or by proxy, are necessary to constitute a quorum at any meeting of company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Preferred stock

There are no preferred shares issued, there are 10,000,000 preferred shares authorized

Warrants

None

Transfer Agent

None

Shareholders

There are currently 36 total shareholders. Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws, as amended, provides to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director's or officer's fiduciary duty. The effect of these provisions of our Articles of Incorporation and Bylaws, as amended, is to eliminate our rights and our stockholders (through stockholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation and Bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Each Selling Shareholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and, in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We will pay certain fees and expenses incurred by us incident to the registration of the shares.

The Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder, unless an exemption therefrom is available.

The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

SELLING STOCKHOLDERS

The following table sets forth the common stock ownership of the selling stockholders as of December 5 , 2011. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years. None of the selling stockholders are registered broker dealers or affiliates of registered broker dealers.

Name of Selling Stockholder and Position, Office or Material Relationship with Company (NA)	Common Shares Owned by the Selling Stockholder2	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding1

BAOSHAN CAI
LAQIAO CHEN
LIZHU CHEN
YUNLIAN DENG
LINA GONG
XIAODONG HOU
JUNGUO LI
WENSHENG LI
XIANGDONG LI
XINJIAN LI
GUIHUA LIANG
CUIXIA LIU
FU LIU
YUHE LIU
GUOCE PAN
FENGZHU PU
LIBIN SHEN
YANPING SHI
GUIFANG WANG
HONG WANG
HONGSHUN WANG
XIUJIE WANG
YAFEN WANG
YUXIANG WANG
XUEJIAN XING
NING XU
YINGJIE XU
SHUYU YAO
SHAOHONG YU
SHUXIAN YU
YEXIONG YU
FANG ZHANG
JING ZHANG
SHANPING ZHAO

20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000

20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
20,000
			* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *	0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0

1) Assumes all of the shares of common stock offered are sold and, 13,000,000 common shares are issued and outstanding.

2) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

* has had a material relationship with us other than as a shareholder at any time within the past three years; or
* has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
* are broker-dealers or affiliated with broker-dealers.

We may require the selling shareholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus, or the related registration statement, untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this Prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The firm of Novi & Wilkin, Reno, NV, an independent legal counsel, has provided an opinion on the validity of XUNNA INFORMATION TECHNOLOGY INC.’s issuance of common stock and is presented as an exhibit to this filing.

The law firm of Beijing Beiyuan has provided an opinion on the pertinent issue of Xunna’s responsibility regarding the laws of doing business in China.

The financial statements included in this Prospectus and in the Registration Statement have been audited by the firm of Patrizzo & Zhao for the period set forth in their report (which contains an explanatory paragraph regarding Xunna’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

History

XUNNA INFORMATION TECHNOLOGY INC. was incorporated on March 22nd, 2011 in the state of Nevada. Xunna has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Xunna has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Xunna is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

General

We plan to provide small-size enterprises with Internet building services, including website development and design, market analysis and general commercial services such as business planning and accounting support for start-up Internet companies. The future of our company depends on our ability to market the services, which require detailed planning of the services we offer so that it satisfies customer demands without causing unnecessary cost and expenses. Our operating performance is also affected by our ability of adjusting price to promote newly introduced services or to be more competitive. At this time there are no governmental restrictions or regulations that would affect our planned operations.

The fast growing Chinese economy presents growth opportunities for a large number of small businesses. Accordingly, small businesses have a continuingly increased demand for Web development and marketing services. While most e-commerce service providers target large-and-medium-size companies, we intend to build a business network where we save project cost and are more competitive in price of web development services. We expect to work with other service providers to provide bundled Internet and commercial services at a reasonable price. However, we cannot ensure our cost will be lower than other service providers, nor can we guarantee we can coordinate well with other service providers to offer bundled services. The growth of our services requires substantial investment of resources.

Marketing and Strategy

Anticipated milestones

We hope to complete this Registration process and gain access to the equity market with an OTCBB listing, giving us the opportunity to raise additional investment capital. We feel if we were a fully reporting company we would have greater access to institutional investors and have more access to varied funding sources. We had budgeted $75,000 and that seems to be sufficient.

We hope to have completed our web site and business model first quarter of 2012 . We had budgeted $25,000 for the project and currently feel that number is sufficient to complete the process.

We anticipate generating initial revenues by early 1st quarter 2012 barring any unforeseen circumstances. We have budgeted an additional $25,000 for initial marketing expenses but at this time we do not know if that number is an accurate assessment of the costs to moving forward.

Marketing

Aims

To provide high-end Web and supporting services accepted and affordable by small businesses;
To offer secondary customized services such as marketing, consulting and accounting services to small businesses in order to help them generate additional profit;
To enter into strategic partnerships with Internet service providers and consulting firms to provide website and e-commerce support for small-size businesses, including graphic design, web hosting, technical support and market analysis and to develop a client product at a reasonable price. We are near completion of our web site and anticipate being fully operational by year end 2011 but nothing can be guaranteed.

Mission

Our mission is to provide growth companies with reasonably-priced, streamlined, handy Internet and commercial services.
We are in the process of developing a network providing a diversity of services fitting needs of small businesses including web development and marketing, E-Commerce and business consulting. Assuming all goes well initially and there are no unforeseen issues we would hope to be generating initial revenues in a total rollout of our business services early 1st quarter 2012.

Services

We plan to provide small businesses with bundled full-service Internet solutions. The Internet services we will offer include:

Design and development; and
Marketing and analysis.
Development of E-Commerce.
The future of our company depends on our ability to market the services, which requires detailed planning of the services we will offer so that it satisfies customer demands without causing unnecessary cost and expenses. Our operating performance will also be affected by our ability of adjusting price to promote newly introduced services or to be more competitive. We cannot guarantee the services work well. Nor can we be assured our pricing structurewould allow us a reasonable profit margin.

Website marketing and analysis: After we set up a website for our customers or import our design into a new customer’s existing site, we will analyze and test the website against a host of established criteria in terms of aesthetics, scalability, functionality, easy-to-use and major customer base. Based on the analysis, a detailed list will be provided to the customer specifying the most efficient Internet marketing tools and approaches available within the customer’s budget. Since most customers may have tight budgets, the service benefits companies that can only afford marketing efforts to certain customers.  The big unknown remains to be our pricing structure and the type of client base we can develop initially.

Supporting Commercial Services: Accounting, Corporate Planning, Marketing and Business Consulting: The services are offered because 1) their  nature is beneficial to create and maintain extra high profitability; 2) they will facilitate our working with other service providers to expand our customer base and lock up long-term relationship with customers.

Implementation

We plan to enter into contracts with professionals in the industry to address customers’ request for web design, development, sales, analysis and maintenance. We will form alliance with leading companies in the field to provide the most efficient and reliable solutions of web hosting. With the alliance, major functions of hosting will have greater potential of being flexible and customized at lower cost. These advantages are crucial to our mission of being “a Provider of full-service Internet solutions to small businesses”. Supporting commercial services will mostly be rendered in house. We cannot ensure our cost is lower than other service providers, nor can we guarantee we work well with other service providers to offer bundled services. The development of our services requires substantial investment of resources.

Technology

We will use readily available software and hardware in Windows® environment to support our projects. In the upcoming year, we will purchase other tools, such as Macintosh computer, bulk data storage and high-end image scanners in order to enhance our abilities to process different kinds of program files. In addition, we plan to enter into license purchase agreement with major software suppliers so that new software will be upgraded automatically.

Market and Industry Overview

Market Analysis

Our focus is on small businesses that need to have their first Internet platform developed. We will offer “ladder” services to those companies – starting with developing small simple websites and expanding to website upgrading and on-line marketing.

Of our target customers who need all but one web platform, we prefer those who are ready to rely on the Internet for most of their business. Generally, this type of customers is expected to need one of the following services:
E-Commerce
Database-driven websites;
Dynamic content and website functions
Active online web marketing.

Market Demand

Small businesses have maintained their demand for Internet services for many years. In the last few years, they start leveraging the Internet to do business at a stunning speed like start-ups. They have a preference for Internet platform like never before. We are aware of demand for dynamic, high-end, customized services dedicated to small businesses. In contrast, most of our competitors customize services to large companies while offering uniform “apply-to-all” services to small companies.

Although small businesses have realized the necessity of Internet platform, most companies have no idea about where to start it, what to cost and how to generate profit. Through our continued discussions with small and mid-size company owners, we understand it is a matter of “when” to make the best use of Internet advantages, not “if”.

Market Trend

One of the important trends is the market is directed towards active Internet and web marketing. While many small companies are on the way to establish an Internet platform, other small businesses with existing platforms are looking for more options to grow. We believe businesses, small ones in particular, will start exploring more ways to drive traffics to visit their sites in the years to come.

Another trend to note is integration of daily work into website and the Internet. For instance, most large-size companies have begun handling office work via Internet. We believe most small businesses will come to realize benefit of the strategy – time and capital savings.

Marketing Strategy

We begin with marketing and selling to Beijing and its surrounding areas. Our goal is to radiate to all over China. We hope to be  positioned to be an Internet and business service provider dedicated to offering high-end services to small businesses. We will target small-size business or mom-and-pop shop owners expecting to accomplish their business plans via the Internet. With our quality services, we hope to allow business owners to look into different kinds of Internet advertisement and find out by themselves why it is worthwhile to invest into a website and an e-commerce solution.

Competition

Competition is tough in the fields of Internet service provision and website development. Our competitors may have a longer history of operations than us, existing customer base or website templates.

We are vying for customers with many entities, including but not limited to public companies, global and regional consulting firms and local small businesses. In addition, to fund daily operations, it is possible some of our competitors are willing to offer pretty low fees for services rendered. Therefore, we may encounter difficulties in attracting new customers or be forced to lower our fees to meet our targets even if it would have a negative impact on our business planning.

Similarly, in the software/technology industry, our competition includes many companies with significantly greater experience, larger client bases, and substantially greater financial resources. There are significant barriers to entry including large capital requirements and the recruitment and retention of qualified, experienced employees.

We cannot assure you that we will be able to compete in any of our business areas effectively with current or future competitors or that the competitive pressures faced by us will not have a material adverse effect on our business, financial condition and operating results.

Our Employees

Other than our officer and director, we have no full time employees. Assuming financing can be obtained, management expects to hire additional staff and employees as necessary as our business plan requires.

Governmental Regulations

This section sets forth a summary of the most significant regulations or requirements that will or may affect our business activities in China. The following terms as used in this opinion are defined as follows:

“Governmental Agency” means any national, provincial or local government agency, body or any other regulator in the PRC.

“Governmental Authorizations” means licenses, consents, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances, annual inspections, waivers, qualifications, certificates and permits from, and the reports to and filings with, PRC Government Agencies

“Material Adverse Effect” means a material adverse effect on the general affairs, management, condition (financial or otherwise), results of operations, shareholder equity or business prospects of the Company, its subsidiaries and variable interest company, taken as a whole

“PRC Laws” means all laws, statutes, regulations, orders, decrees, notices, circulars, judicial interpretations, and subordinary legislations of the PRC.

 “PRC Company Laws” means PRC Company law, Sino -foreign Joint Enterprise Law, Sino-foreign Cooperative Enterprise Law, Wholly Foreign Owned Enterprise Law, its carry-out regulations, notices, circulars, and judicial interpretations.

Based on the foregoing, we are of the opinion that:

Xunna may provide service to clients in the PRC through its resident office’s promotion and liaison in the PRC without incorporating legal entity or branch in the PRC. According to the Regulations on Administration of Registration of Resident Offices of Foreign Enterprises (“ROFE”), “resident office can only engage in the activities related to the business of foreign enterprises as follows: (1) market surveys, displays and campaigns related to the products or services of foreign enterprise; and (2) liaison activities connected with sales of the product of foreign enterprise, service providing, domestic procurement and investment.” Legally, once clients are identified in the PRC through resident office, Xunna, as foreign entity, will sign service contracts such as website design and building service contract with clients in the PRC and provide service in the US or outsource service somewhere to clients in the PRC. Clients in the PRC will directly pay Xunna in Xunna's US bank account rather than pay to its resident office.

Under Catalogue for the Guidance of Foreign Investment Industries (“Catalogue”), there are three categories of industries to be provided for: encouragement, limitation, and prohibition. Only under prohibition category is Internet industry mentioned and there is no mention of website design and building service under Catalogue.

Under the category of prohibition of Catalogue, Article 10, Item 7 provides for “news website, online video and audio program service, Internet surfing service place, Internet culture operation.” The Catalogue’s principle is, if it is not mentioned for a certain industry in any category, it is allowed to be conducted by foreign investor or company. Website design and building service is not within the scope of any category so Xunna is allowed to enter into this industry in the PRC as foreign investor or company.

Therefore, there is no requirement of Governmental Authorizations by Governmental Agency, or restrictions or regulations, under PRC laws on the industry of website design and building in which Xunna belongs to. As either Xunna or its resident office, if any, is not legal entity in the PRC, there is no material adverse effect on Xunna in the PRC no matter investors for Xunna are domestic or foreign. According to Notice of Direct Registration for Resident Office of Foreign Enterprises in Certain Areas, “Except for special industries, foreign enterprises’ resident offices will be registered directly with Administration of Industry and Commerce without approval.” According to Notice of Direct Registration for Resident Office of Foreign Enterprises in Certain Areas, “Except for special industries, foreign enterprises’ resident offices will be registered directly with Administration of Industry and Commerce without approval.”

Under PRC company laws, for foreign investor or company to do business in the PRC, there are four categories of organizations to choose: wholly foreign owned enterprise, Sino-foreign joint enterprise, Sino-foreign cooperative enterprise, and resident office.

For the first three categories, it is legal entity separately under the PRC laws and for its incorporation or formation, certain requirements have to be met such as minimum registered capital. For resident office, it is procedural paper filing requirement. As long as foreign company files paperwork with administration of industry and commerce per the instruction, it will be set for resident office to be set up in term of legal requirements under the PRC laws.

This opinion is rendered only with respect to the PRC Laws and we have made no investigations in any other jurisdiction and no opinion is expressed or implied as to the laws of any other jurisdiction.

Dividend Distribution

The principal laws, rules and regulations governing dividends paid by  PRC operating subsidiaries include the Company Law of the PRC (1993), as amended in 2006, Wholly Foreign Owned Enterprise Law (1986), as amended in 2000, and Wholly Foreign Owned Enterprise Law Implementation Rules (1990), as amended in 2001. Under these laws and regulations,  PRC subsidiaries may pay dividends only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, PRC subsidiaries are  required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory surplus reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital. These reserves are not distributable as cash dividends. The board of directors of a wholly foreign-owned enterprise has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds. After the allocation of relevant welfare and funds, the equity owners can distribute the rest of the after-tax profits provided that all the losses of the previous fiscal year have been made up.

Taxation

The applicable tax laws, regulations, notices and decisions (collectively referred to as “Applicable Tax Law”) related to foreign investment enterprises and their investors include the follows:

▪	Enterprise Income Tax Law of the People’s Republic of China issued by the National People’s Congress of China on January 1, 2008;

▪	Implementing Rules of the Enterprise Income Tax Law of the People’s Republic of China promulgated by the State Council of China, which came into effect on January 1, 2008;

▪	Interim Regulations of the People’s Republic of China Concerning Value-added Tax promulgated by the State Council came into effect on January 1, 2009;

▪	Implementation Rules of The Interim Regulations of the People’s Republic of China Concerning Value-added Tax promulgated by the Treasury Department of China came into effect on January 1, 2009;

▪	Business Tax Interim Regulations of the People’s Republic of China promulgated by the State Council came into effect on January 1, 2009;

▪	Implementation Rules of The Business Tax Interim Regulations of the People’s Republic of China promulgated by the Treasury Department of China came into effect on January 1, 2009.

Income Tax on Foreign Investment Enterprises

Xunna is subject to income tax at a rate of 25.0% of their taxable income according to the Enterprise Income Tax Law and its Implementation Rules of People’s Republic of China.

Before the implementation of the Enterprise Income Tax (“EIT”) law (as discussed below), Foreign Invested Enterprises established in the People’s Republic of China are generally subject to an EIT rate of 33.0%, which includes a 30.0% state income tax and a 3.0% local income tax. On March 16, 2007, the National People’s Congress of China passed the new Corporate Income Tax Law (“CIT Law”), and on November 28, 2007, the State Council of China passed the Implementation Rules for the CIT Law (“Implementation Rules”) which took effect on January 1, 2008. The CIT Law and Implementation Rules impose a unified EIT of 25.0% on all domestic-invested enterprises and foreign invested enterprises (“FIEs”), unless they qualify under certain limited exceptions. Therefore, nearly all FIEs are subject to the new tax rate alongside other domestic businesses rather than benefiting from the old tax laws applicable to FIEs, and its associated preferential tax treatments, beginning January 1, 2008.

Value-added Tax

The new Interim Regulations of the People’s Republic of China on Value-added Tax promulgated by the State Council came into effect on January 1, 2009 and its Implementation Rules promulgated by the Treasury Department of China came into effect on January 1, 2009. Under these regulation and rules, value-added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value-added tax payable in the PRC is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided but excluding, in respect to both goods and services, any amount paid in respect of value-added tax included in the price or charges, and less any deductible value-added tax already paid by the taxpayer on purchases of goods and service in the same financial year.

Business Tax

The new Interim Regulations on Business Tax of the People’s Republic of China promulgated by the State Council came into effect on January 1, 2009, providing that the business tax rate for a business that provides services, assigns intangible assets or sells immovable property will range from 3% to 5% of the charges of the services provided, intangible assets assigned or immovable property sold, as the case may be except that the entertainment industry shall pay a business tax at a rate ranging from 5% to 20% of the charges of the services provided.

DESCRIPTION OF PROPERTY

The office space for Xunna’s resident office in China is donated by our sole officer and director and is sufficient in size at this time while growing the business.

LEGAL PROCEEDINGS

XUNNA INFORMATION TECHNOLOGY INC. is not currently a party to any legal proceedings.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

•
No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Such person has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

•
Such person was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or
o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•
Such person was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401 paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings , or to be associated with persons engaged in any such activity;

•
Such person was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•
Such person was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
Such person was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or
o
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
Such person was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. Xunna anticipates applying for trading of the common stock on either OTCQB or OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, Xunna can provide no assurance that the shares will be traded on the OTCBB or, if traded, that a public market will materialize.

Holders of the Common Stock

As of the date of this registration statement, Xunna had 36 registered shareholders owning a total of 13,000,000 common shares.

Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any further determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on the financial condition, operating results, capital requirements and other factors that our board deems relevant. We have never declared a dividend.

Equity Compensation Plan

To date, Xunna has no equity compensation plan, has not granted any stock options and has not granted registration rights to any person(s).

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors and Uncertainties” and elsewhere in this prospectus.

Overview

We were recently incorporated on March 22, 2011 in the State of Nevada and we have no subsidiaries. We have not begun operations and we have not generated any revenue.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve (12) months. Our auditors’ opinion is based on the uncertainty of our ability to establish profitable operations. The opinion results from the fact that we have not generated any revenues. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our project and begin our operations.

We have only one Officer and one Director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Results Of Operations For The Period From Inception Through September 30, 2011

We have not earned any revenues from our incorporation on March 22, 2011 to September 30, 2011. We do not anticipate earning revenues until we have initiated our business plan.  We hope to begin our operations within sixty days of this Registration going effective.We hope to have our web site up and operational at that time. We plan to provide small-size enterprises with Internet building services, including website development and design, market analysis and general commercial services such as business planning and accounting support for start-up Internet companies. The future of our company depends on our ability to market the services, which require detailed planning of the services we offer so that it satisfies customer demands without causing unnecessary cost and expenses. Our operating performance is also affected by our ability of adjusting price to promote newly introduced services or to be more competitive.

We incurred operating expenses in the amount of $15,415 for the period from our inception on March 22, 2011 to June 30, 2011 and $17,800 for the three months ended September 30, 2011   These operating expenses were comprised of start-up costs, Legal and auditing fees for the S-1 Registration. At the present time, Xunna has sufficient funds to address the administrative costs of this offering.

We have not yet attained profitable operations and are dependent upon obtaining financing to implement our proposed business plan. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. Xunna was incorporated in the State of Nevada on March 22nd 2011; we are a development stage enterprise and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and implementation of our business strategies. (See "Risk Factors").

We feel we may need $75,000 over the next twelve months to fund the companies projected operations. Mr. Meng has verbally agreed to loan the necessary funds to cover any shortfall there may be, however we have no binding agreement in writing and if for some unforeseen reason Mr. Meng cannot provide the necessary funds we might have to cut back or cease operations.

We hope to complete this Registration process and gain access to the equity market with an OTCBB listing, giving us the opportunity to raise additional investment capital. We feel if we were a fully reporting company we would have greater access to institutional investors and have more access to varied funding sources. We had budgeted $75,000 and that seems to be sufficient.  We feel we have the financial support necessary to develop our program over the next twelve months.

We hope to have completed our web site and business model first  quarter of 2012 . We had budgeted $25,000 for the project and currently feel that number is sufficient to complete the process.

We anticipate generating initial revenues by first quarter 2012 barring any unforeseen circumstances. We have budgeted an additional $25,000 for initial marketing expenses but at this time we do not know if that number is an accurate assessment of the costs to moving forward.

We will seek some form of equity financing once the SEC and FINRA pass on this S-1 Registration and subsequent Form 211 filing and our ticker symbol is issued. Equity financing could result in additional dilution to existing shareholders. There is no assurance we will receive the required financing to complete our business plan.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

Critical Accounting Policies and Estimates

See Note 2 to the financial statements contained elsewhere in this registration statement for a complete summary of the significant accounting policies used in the presentation of our financial statements. The summary is presented to assist the reader in understanding the financial statements. The accounting policies used conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Our critical accounting policies are as follows:

Stock Based Compensation

ASC 718 "Compensation - Stock Compensation" codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Recently Issued Accounting Standards

In April 2010, the FASB codified the consensus reached in Emerging Issues Task Force Issue No. 08-09, “Milestone Method of Revenue Recognition.” FASB ASU No. 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. FASB ASU No. 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not expect this ASU will have a material impact on its financial position or results of operations when it adopts this update on October 1, 2010.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Xunna ’s executive officer and director and his respective age as of December 5 , 2011 follows:

Executive Officers/Director

Name of Officer	Age	Office
Xiangying Meng	32	President, Chief Financial Officer, Chief Executive Officer, Director

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years

Xiangying Meng, age 32, CEO, CFO, President, and Member of the Board of Directors:

Mr. Meng graduated from Harbin University in 2000 and obtained associate degree in finance. In 2000, he worked for Sanxiang Future as broker; from 2002 to 2007, he worked as manager of the marketing department in Harbin Zhihong Sci-tech Co., Ltd.; from 2007 to 2010, he worked for Heilongjiang IT Company as general manager.

Mr. Meng has nearly ten years of experience in the IT industry and is familiar with IT market development and its trends in China.

EXECUTIVE COMPENSATION

Summary Compensation Table
Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation
Xiangying Meng Director, President CEO/CFO	2011	0	0	0	0	0	0	0

There has been no cash payment paid to the executive officer for services rendered in all capacities to us for the period ended September 30 , 2011.

Stock Option Grants

None

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Significant Employees

Xunna has no significant employees other than Sole Director and Officer described above, whose time and efforts are being provided to Xunna without compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Xunna to own more than 5% of the outstanding common stock as of December 5 , 2011 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner*	Amount of beneficial ownership	Percent of class
Common Stock Common Stock	Xiangying Meng Haiying Yu	9,000,000 shares 3,320,000 shares	69.2% 25.5%

The percent of class is based on 13,000,000 shares of common stock issued and outstanding as of December 5, 2011. Xiangying Meng, officer and director was issued 9,000,000 common shares of founder’s shares in March, 2011.

Haiying Yu purchased 3,320,000 common shares @ $.01 = $33,200 on April 5, 2011. Haiying Yu is a shareholder and considered an affiliate.

* c/o Xunna Information Technology
2 Fufeng Rd
Xinghuo Sci-Tech Building, Floor 26
Fengtai District, Beijing, PRC
Tel: 011 86 10 63710499
Xunna@xunna.com

(1) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).
(2) Assumes the sale of the maximum amount of this offering (the Company shares of common stock) by the Company.
(3) The aggregate amount of shares to be issued by the Company and outstanding after the offering is 13,000,000

Change in Control

We are not aware of any arrangement that might result in a change in control in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Xiangying Meng as founder of XUNNA INFORMATION TECHNOLOGY INC. is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of Xunna. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-The Officers
- Sole Director;
-Any person proposed as a nominee for election as a director;
-Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
-Any relative or spouse of any of the foregoing persons who have the same house as such person.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada Business Corporation Act.

Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

CORPORATE GOVERNANCE

Board of Directors Structure

The number of directors constituting the entire Board of Directors shall be the number, not less than one nor more than ten, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director.

Code of Ethics

The Board of Directors has not yet adopted a Code of Ethics for the Company.

THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

Xunna has not engaged the services of a registrar and transfer agent for our shares of common stock. We plan to select and engage a Transfer Agent within the next six (6) months.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for XUNNA INFORMATION TECHNOLOGY INC. by The Law Office of Novi& Wilkin.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our Common Stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

Please note the Company is subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934 upon the “effectiveness” of this S-1 Registration Statement. The Company is required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition.

XUNNA INFORMATION TECHNOLOGY INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

(UNAUDITED)

Table of Contents

Page

Financial Statements

F-

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Xunna Information Technology Inc.

(A Development Stage Company)

We have reviewed the accompanying balance sheet of Xunna Information Technology Inc. (a Nevada corporation in the development stage) (the “Company”) as of September 30, 2011, and the related statements of operations, and cash flows for the three months ended September 30, 2011 and the period from March 22, 2011 (Date of inception) to September 30, 2011. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Xunna Information Technology, Inc. as of June 30, 2011, and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated July 21, 2011, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of June 30, 2011, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues with which to support its cost of operations, and there are no guarantees that the Company will be able to secure financing until a source of revenue can be established. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Patrizio & Zhao LLC

Parsippany, New Jersey

December 1, 2011

F-1

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)

Balance Sheets

	September 30, 2011	June 30, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,700	$27,445
Due from unrelated party	20,000	-

Total current assets	22,700	27,445

Total Assets	$22,700	$27,445

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$500	$2,860

Total current liabilities	500	2,860

Total liabilities	500	2,860

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
no shares issued and outstanding at September 30, 2011 and
June 30, 2011, respectively	-	-
Common stock, $0.001 par value, 75,000,000 shares authorized;
13,000,000 shares issued and outstanding at September 30, 2011
and June 30, 2011, respectively	13,000	13,000
Stock subscription receivable	(9,000)	(9,000)
Additional paid in capital	36,000	36,000
Deficit accumulated during development stage	(17,800)	(15,415)

Total stockholders’ equity	22,200	24,585

Total Liabilities and Stockholders’ Equity	$22,700	$27,445

The accompanying notes are an integral part of these financial statements.

F-2

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)

Statements of Operations
(Unaudited)

	For the Three Months	Cumulative
	Ended	Since inception at
	September 30, 2011	March 22, 2011

Revenue	$-	$-

Operating expenses
General and administrative expenses	2,385	17,800
Total operating expenses	2,385	17,800

Loss from operations	(2,385)	(17,800)

Loss before income taxes	(2,385)	(17,800)

Provision for income taxes	-	-

Net loss	$(2,385)	$(17,800)

Loss per share
Basic	$(0.00)
Diluted	$(0.00)

Weighted average number of common
shares outstanding
Basic	13,000,000
Diluted	13,000,000

The accompanying notes are an integral part of these financial statements.

F-3

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)

Statements of Cash Flows
(Unaudited)

	For the Three Months	Cumulative
	Ended	Since inception at
	September 30, 2011	March 22, 2011

Cash flows from operating activities:
Net loss	$(2,385)	$(17,800)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Changes in current assets and current liabilities:
Due from unrelated party	(20,000)	(20,000)
Accrued expenses	(2,360)	500
Total adjustments	(22,360)	(19,500)

Net cash used in operating activities	(24,745)	(37,300)

Cash flows from financing activities:
Capital contributions	-	40,000

Net cash provided by financing activities	-	40,000

Increase (decrease) in cash and cash equivalents	(24,745)	2,700

Cash and cash equivalents at beginning of period	27,445	-

Cash and cash equivalents at end of period	$2,700	$2,700

The accompanying notes are an integral part of these financial statements.

F-4

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)

Note 1 - Organization And Nature of Business

Xunna Information technology Inc. (the “Company”) was incorporated in the state of Nevada on March 22, 2011, with an authorized capital of 75,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 preferred stock, par value of $0.001. The Company plans to provide small-size enterprises with internet building services, including website development and design, market analysis and general commercial services such as business planning and accounting support for start-up internet companies in China. The Company has selected June 30 as its fiscal year end.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to interim financial information and the requirements of Form 10-Q and Rule 8-03 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and disclosure required by accounting principles generally accepted in the United States of America for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included.

In preparing the accompanying audited financial statements, we evaluated the period from September 30, 2011 through the date the financial statements were issued for material subsequent events requiring recognition or disclosure. No such events were identified for this period.

Interim Financial Statements

These interim financial statements should be read in conjunction with the audited financial statements for the period from March 22, 2011 (Date of inception) through June 30, 2011, as not all disclosures required by generally accepted accounting principles for annual financial statements are presented. The interim financial statements follow the same accounting policies and methods of computations as the audited financial statements for the period from March 22, 2011 (Date of inception) through June 30, 2011.

Development Stage Company

The Company is currently a development stage enterprise reporting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915. Those standards require the Company to disclose its activities since the date of inception.

Note 3 – Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established any source of revenue to cover its operating costs. If the Company is unable to obtain revenue producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 4 – Due from Unrelated Party

As of September 30, 2011, the Company had an outstanding loan to an unrelated party in the amount of $20,000.  This loan bears a monthly interest rate of 2%.

F-5

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)

Note 5 – Stockholder Authorization and Issuance

According to Articles of Incorporation of Xunna Information Technology INC., the Company is authorized to issue two classes of shares to be designated preferred stock and common stock respectively. The total number of shares of stock which the Company shall have authority to issue is 85,000,000 which shall consist of (1) 75,000,000 shares of common stock, par value $0.001 per share, and (2) 10,000,000 shares of blank check preferred stock, par value $0.001 per share. As of September 30, 2011, 13,000,000 shares were issued and outstanding.

Note 6 – Loss Per Share

The Company presents earnings (loss) per share on a basic and diluted basis. Basic earnings (loss) per share are computed by dividing income available to common shareholders by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are computed by dividing income available to common shareholders by the weighted average number of shares outstanding plus the dilutive effect of potential securities.

For the Three Months Ended
September 30, 2011

Net loss	$(2,385)

Weighted average common shares	13,000,000
(denominator for basic earnings (loss) per share)

Effect of dilutive securities:	-

Weighted average common shares	13,000,000
(denominator for diluted earnings (loss) per share)

Basic loss per share	$(0.00)
Diluted loss per share	$(0.00)

F-6

XUNNA INFORMATION TECHNOLOGY INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 22, 2011 (INCEPTION)
THROUGH JUNE 30, 2011

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Xunna Information Technology Inc.
 (A Development Stage Company)

We have audited the accompanying balance sheet of Xunna Information Technology Inc. (a Nevada corporation in the development stage) (the “Company”) as of June 30, 2011, and the related statement of operations, changes in stockholders’ equity and cash flows for the period from March 22, 2011 (Date of inception) to June 30, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xunna Information Technology Inc.as of June 30, 2011, and the results of their operations and cash flows for the period from March 22, 2011 (Date of inception) to June 30, 2011in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues with which to support its cost of operations, and there are no guarantees that the Company will be able to secure financing until a source of revenue can be established.These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Patrizio & Zhao LLC

Parsippany, New Jersey

July 21, 2011

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)

Balance Sheet

June 30, 2011

Assets
Current assets:
Cash and cash equivalents	$27,445

Total current assets	27,445

Total Assets	$27,445

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$2,860

Total current liabilities	2,860

Total liabilities	$2,860

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
no shares issued and outstanding at June 30, 2011	$-
Common stock, $0.001 par value, 75,000,000 shares authorized;
13,000,000 shares issued and outstanding at June 30, 2011	13,000
Stock subscription receivable	(9,000)
Additional paid in capital	36,000
Deficit accumulated during development stage	(15,415)

Total stockholders’equity	24,585

Total Liabilities and Stockholders’Equity	$27,445

The accompanying notes are an integral part of these financial statements.

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)

Statement of Operations

	For the period from
	March 22, 2011	Cumulative
	(inception) through	Since inception at
	June 30, 2011	March 22, 2011

Revenue	$-	$-

Operating expenses
General and administrative expenses	15,415	15,415
Total operating expenses	15,415	15,415

Loss from operations	(15,415)	(15,415)

Loss before income taxes	(15,415)	(15,415)

Provision for income taxes	-	-

Net loss	$(15,415)	$(15,415)

The accompanying notes are an integral part of these financial statements.

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)

Statement of Changes in Stockholders’ Equity

For the period from March 22, 2011 (inception) through June 30, 2011

								Deficit
								Accumulated
					Additional	Stock		During
	Common Stock		Preferred Stock		Paid in	Subscription	Total	Development
	Shares	Value	Shares	Value	Capital	receivable	Equity	Stage

Balance at the date of inception on March 22, 2011	-	$-	-	$-	$-	$-	$-	$-

Issuance of common stock	9,000,000	9,000	-	-	-	-	(9,000)	-

Issuance of common stock	4,000,000	4,000	-	-	36,000	-	-	40,000

Net loss	-	-	-	-	-	(15,415)	-	(15,415)

Balance at June 30, 2011	13,000,000	$13,000	-	$-	$36,000	$(15,415)	$(9,000)	$24,585

The accompanying notes are an integral part of these financial statements.

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)
Statement of Cash Flows

	For the period from
	March 22, 2011	Cumulative
	(inception) through	Since inception at
	June 30, 2011	March 22, 2011

Cash flows from operating activities:
Net loss	$(15,415)	$(15,415)
Changes in current assets and current liabilities:
Accrued expenses	2,860	2,860
Total adjustments	2,860	2,860

Net cash used in operating activities	(12,555)	(12,555)

Cash flows from financing activities:
Capital contributions	40,000	40,000
Net cash provided by financing activities	40,000	40,000

Increase in cash and cash equivalents	27,445	27,445

Cash and cash equivalents at beginning of period	-	-

Cash and cash equivalents at end of period	$27,445	$27,445

The accompanying notes are an integral part of these financial statements.

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)
Notes to Financial Statements

Note 1 -   Organization And Nature of Business

Xunna Information technology Inc. (the “Company”) was incorporated in the state of Nevada on March 22, 2011, with an authorized capital of 75,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 preferred stock, par value of $0.001. The Company plans to provide small-size enterprises with internet building services, including website development and design, market analysis and general commercial services such as business planning and accounting support for start-up internet companies in China. The Company has selected June 30 as its fiscal year end.

Note 2 -   Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States.

In preparing the accompanying audited financial statements, we evaluated the period from March 31, 2011 through the date the financial statements were issued for material subsequent events requiring recognition or disclosure. No such events were identified for this period.

Development Stage Company
The Company is currently a development stage enterprise reporting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915. Those standards require the Company to disclose its activities since the date of inception.

Cash Equivalents

In accordance with FASB ASC Topic 230-10-50-6, “Statement of Cash Flows”, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

Deferred Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740 which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  In Addition, FASB ASC 740 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

Fair Value Of Financial Instruments

The Company adopted the guidance of FASB ASC 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)
Notes to Financial Statements

Note 2 -   Summary of Significant Accounting Policies (continued)

Fair Value Of Financial Instruments (continued)
Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts payable and accrued expenses, and due to shareholders approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance with the accounting guidance.

Use Of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

In January 2010, the FASB expanded the disclosure requirements for fair value measurements relating to the transfers in and out of Level 2 measurements and amended the disclosure for the Level 3 activity reconciliation to be presented on a gross basis. In addition, valuation techniques and inputs should be disclosed for both Levels 2 and 3 recurring and nonrecurring measurements. The new requirements are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about the Level 3 activity reconciliation which are effective for fiscal years beginning after December 15, 2010. The Company adopted the new disclosure requirements on January 1, 2010 except for the disclosure related to the Level 3 reconciliation, which will be adopted on January 1, 2011. The adoption will not have an impact on the Company’s financial condition, results of operations or cash flows.

On July 1, 2009, the Financial Accounting Standards Board (“FASB”) officially launched the FASB Accounting Standards Codification (“ASC”), which has become the single official source of authoritative nongovernmental U.S. GAAP, in addition to guidance issued by the Securities and Exchange Commission. The ASC is designed to simplify U.S. GAAP into a single, topically ordered structure. All guidance contained in the ASC carries an equal level of authority. The ASC is effective for all interim and annual periods ending after September 15, 2009. The Company’s implementation of this guidance effective July 1, 2009 did not have a material effect on the Company’s financial statements.

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)
Notes to Financial Statements
Note 2 -   Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In May 2009, the FASB issued ASC Topic 855-10-05, “Subsequent Events”, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855-10-05 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. FASB ASC Topic 855-10-05 is effective for interim and annual periods ending after June 15, 2009. FASB ASC Topic 855-10-05 requires that public entities evaluate subsequent events through the date that the financial statements are issued.
Note 3–   Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established any source of revenue to cover its operating costs. If the Company is unable to obtain revenue producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.
Note 4–   Stockholder Authorization and Issuance
According to Articles of Incorporation of Xunna Information Technology INC., the Company is authorized to issue two classes of shares to be designated preferred stock and common stock respectively. The total number of shares of stock which the Company shall have authority to issue is 85,000,000 which shall consist of (1) 75,000,000 shares of common stock, par value $0.001 per share, and (2) 10,000,000 shares of blank check preferred stock, par value $0.001 per share. As of March 31, 2011, 13,000,000 shares were issued and outstanding.

OUTSIDE BACK COVER:

PROSPECTUS
Subject To Completion: Dated ______, 2011
XUNNA INFORMATION TECHNOLOGY INC.
680,000 common shares

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
Until _______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$.79
Accounting fees and expenses	$4,500.00
Legal fees and expenses	$20,000.00
Miscellaneous	$525.00
Total	$25,025.79

Xunna is paying all expenses of the offering listed above.

RECENT SALES OF UNREGISTERED SECURITIES

The above selling Security holders acquired their total 680,000 common shares by a purchase exempt from registration under Regulation S of the 1933 Act on April 5th, 2011 for a price of $.01 per common share.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;
•	We placed Regulation S required restrictive legends on all certificates issued;
•	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
•	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1*	Articles of Incorporation

3.2*	By-Laws

5.1*	Legal Opinion with Consent

10.1	Legal Opinion of Beijing Beiyuan Law Firm

23.1*	Consent of Accountant

* Filed as an exhibit to the Form S-1 Registration Statement filed with the SEC on August 1, 2011.

UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, NV December 5 , 2011.

Xunna Information Technology Inc.

By:	/s/ Xiangying Meng
Name: Xiangying Meng
Title: President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer) and Director